Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
OF FIRST FINANCIAL HOLDINGS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly report on Form 10-Q of First Financial Holdings, Inc. (the “Corporation”) for the quarter ended December 31, 2007 (the “Report”). A. Thomas Hood, President and Chief Executive Officer of the Corporation and R. Wayne Hall, Chief Financial Officer, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•	the Report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

•
the information contained in the report fairly presents, in all material respects, the Corporation’s financial condition and results of operations as of the dates and for the periods presented in the financial statements included in the Report.

By:	/s/ A. Thomas Hood	By:	/s/ R. Wayne Hall
	A. Thomas Hood Chief Executive Officer Dated: February 8, 2008		R. Wayne Hall Chief Financial Officer Dated: February 8, 2008